     As filed with the Securities and Exchange Commission on April 16, 1997
                                                      Registration No. 33-15616





===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                           ---------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                                   06-1047163
(State or other jurisdiction                            (I.R.S. Employer
       of incorporation)                                Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                           ---------------------------


                           1990 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                           ---------------------------


                           HENRI A. TERMEER, PRESIDENT
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)


                                 with copies to:

                            MAUREEN P. MANNING, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         On December 20, 1991, the stockholders of Genzyme Corporation, a Delaware corporation ("Genzyme-Delaware"), approved the reincorporation in Massachusetts by means of a merger of Genzyme-Delaware with and into its wholly-owned Massachusetts subsidiary, which merger was effected on December 30, 1991. By this amendment, Genzyme Corporation, a Massachusetts corporation (the "Registrant"), hereby adopts this Registration Statement as its own for all purposes of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), each as amended. This adoption is as of December 30, 1991 and is made pursuant to Rule 414(d) under the Securities Act.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1996.

         (b) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

         (c) The description of the Registrant's General Division Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on February 28, 1992, as amended by Form 8- B/A filed on March 31, 1995, including any further amendment or report filed hereafter for the purpose of updating such description.

         (d) The description of the Registrant's General Division Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on March 23, 1989, as amended by Form 8-A/A filed on November 28, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

         (e) The description of the Registrant's Tissue Repair Division Common Stock filed in the Registrant's Registration Statement on Form 8-A filed on September 9, 1994, as amended by Form 8- A/A filed on December 14, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

         (f) The description of the Registrant's Tissue Repair Division Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on November 28, 1994, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of General Division Common Stock ("General Stock") and Tissue Repair Division Common Stock ("TR Stock") offered hereunder have been sold or which deregisters all shares of General Stock and TR Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.

         Not Applicable.



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Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6. Indemnification of Directors and Officers.

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Restated Articles of Organization, Bylaws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, if such indemnitee acted (a) in good faith in the reasonable belief that his action was in the best interests of the corporation or (b) to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of the Registrant's Bylaws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's Bylaws.

         Section 13(b)(1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in


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



circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Article VI.C.5 of the Registrant's Restated Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.


Item 7. Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         See Exhibit Index immediately following the signature page.


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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



             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 16th day of April, 1997.

                                                GENZYME CORPORATION


                                            By  /s/ Henri A. Termeer
                                                ----------------------------
                                                Henri A. Termeer, President

         Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
             ---------                                       -----                              ----


/s/ Henri A. Termeer                                Director and Principal                 April 16, 1997
------------------------------------------          Executive Officer
Henri A. Termeer

/s/ David J. McLachlan                              Principal Financial and                April 16, 1997
------------------------------------------          Accounting Officer
David J. McLachlan

/s/ Constantine E. Anagnostopoulos                  Director                               April 16, 1997
------------------------------------------
Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume                           Director                               April 16, 1997
------------------------------------------
Douglas A. Berthiaume

/s/ Henry E. Blair                                  Director                               April 16, 1997
------------------------------------------
Henry E. Blair

/s/ Robert J. Carpenter                             Director                               April 16, 1997
------------------------------------------
Robert J. Carpenter

/s/ Charles L. Cooney                               Director                               April 16, 1997
------------------------------------------
Charles L. Cooney

/s/ Henry R. Lewis                                  Director                               April 16, 1997
------------------------------------------
Henry R. Lewis


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



                                  EXHIBIT INDEX



          EXHIBIT                                                                                    Page
           NUMBER                                 Description                                       Number
           ------                                 -----------                                       ------

              5.1       Opinion of Palmer & Dodge LLP as to the legality of the                       9
                        securities registered hereunder.

             23.1       Consent of Coopers & Lybrand L.L.P., independent                              10
                        accountants.  Filed herewith.

             23.2       Consent of Palmer & Dodge LLP (contained in Exhibit                           *
                        5.1).

             99.1       Genzyme Corporation 1990 Equity Incentive Plan, as                            *
                        amended through May 16, 1996.  Filed as Exhibit 99.1 to
                        the Company's Registration Statement on Form S-8 (File
                        No. 333-10003) and incorporated herein by reference.



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